UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]       Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
         (e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12


                                MMC ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 KARL W. MILLER
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which the transaction applies:

--------------------------------------------------------------------------------
      (2)      Aggregate number of securities to which the transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of the transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

The following press release was issued by Energy Holdings Limited LLC, G. William Eason and Karl W. Miller on April 1, 2008.

             Energy Holdings Limited Urges the MMC Energy, Inc Board
           of Directors to Avoid Entrenchment and Preserve Shareholder
                                      Value

WILMINGTON, N.C., April 1, 2008 -- Energy Holdings Limited LLC ("EHL") and other shareholders have serious concerns about MMC Energy, Inc.'s ("MMC") (NASDAQ:
MMCE) viability as a going concern in light of the incumbent board and management's disclosure of substantial change of control and termination benefits recently given to themselves as disclosed in MMC's preliminary proxy statement filed with the Securities and Exchange Commission last Friday, March 28th, 2008, according to G. William Eason, EHL's Managing Member.

"While MMC is in critical condition and there has been no increase in shareholder value, the incumbent board has nevertheless provided current management with a significant exit package in the event existing shareholders replace the board with EHL's slate", Mr. Eason said.

MMC's share price has deteriorated 80 percent, with little or no volume, indicating the market questions the company's ability to remain viable.

EHL and other shareholders have serious questions for the incumbent board and management, in light of the recent entrenchment actions.

     1. Why do the incumbents want to remain on MMC Board of Directors, a micro-cap growth company?

     2.  How did the Board become involved with MMC originally?

     3. How much time do current directors spend actively engaged in MMC's business activities? In person? By phone? Email?

     4.  Who is responsible for transaction review and due diligence?

     5.  Who is responsible for business development?

     6.  Which Board member is responsible for regulatory matters?

     7.  Can the Board address MMC's future with clarity?

     8.  What is MMC's business plan?

     9. Is the Board prepared to allow shareholders the right to vote for the termination benefits the Board gave themselves on Friday?

     10. Is the Board ,as a group or individuals ,willing to invest "real" cash into MMC going forward to align themselves with investors?

     11. Has the Board hired a proxy solicitation firm? If so, at what cost? How was the decision rationalized?

     12. Specifically, how much valuable shareholder money are the incumbents currently spending, and plan to spend on: -legal advice related to proxy matters? -financial advisors and consultants?

     13. The EHL slate of nominees has announced that they would forego director fees if they are elected. Is the incumbent Board willing to waive director fees?

     14. Why did the Board delay for seven (7) months filing for Federal Energy Regulatory Commission ("FERC") approval following MMC's public announcement in October 2007 that it was no longer eligible for CAISO spinning reserves revenues without FERC approval?

     15. What is the estimated lost revenue to MMC shareholders due to the delay in the FERC filing? What is the estimated loss in market value of MMC's existing assets due to the delay and potential permanent loss of spinning reserves revenues?

     16. What are the current cash commitments for the Chula Vista and Escondido power plant upgrades?

     17. How much cash is on hand at this point in time?


EHL, G. William Eason and Karl W. Miller, MMC's founder have filed with the Securities and Exchange Commission a Schedule 13D, and announced their slate of nominees to be elected to MMC's Board at the upcoming annual shareholders meeting on May 28, 2008 and will solicit proxies in connection therewith.

EHL and Messrs. Eason and Miller are confident they will prevail in a proxy process; however, in order to avoid the expense, distraction and further deterioration in critical shareholder value, EHL urges the Board of MMC to avoid entrenchment measures and take action only in the best interests of shareholders.

"While MMC's current board is a group of respected individuals, we believe our nominees and managers are more experienced in managing micro-cap growth companies in the unregulated power generation energy industry in today's environment", said Eason.

"EHL is confident in the capabilities of its director nominees to create long term shareholder value. EHL is determined to create an energetic, dynamic, results driven and execution oriented team moving MMC forward," said Eason.

IMPORTANT INFORMATION

EHL and Messrs. Eason and Miller intend to file with the Securities and Exchange Commission and mail to stockholders a proxy statement and proxy card to be used to solicit proxies in connection with MMC's May 2008 annual meeting. Stockholders are advised to read carefully the proxy statement and other information related to the solicitation when they become available because they will contain important information. When completed, a definitive proxy statement and a form of proxy will be mailed to MMC's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov. Information relating to the participants in such proxy solicitation will be contained in the proxy statement to be filed by EHL and Messrs. Eason and Miller.

    Investor Contacts:
    ---------------------
    G. William Eason
    gwilliameason@energyholdingslimited.com
    (917) 591-6906


    Media Contacts:
    ---------------------
    Kevin McConville
    kmcconville@energyholdingslimited.com
    (832) 731-7096